EX 99.C
LETTER OF TRANSMITTAL
REGARDING
LIMITED LIABILITY COMPANY INTERESTS
IN
GROSVENOR REGISTERED MULTI-STRATEGY MASTER FUND, LLC
TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED JUNE 27, 2011

The Offer and withdrawal rights will expire
at, and this Letter of Transmittal must be
received by, 12:00 midnight, Eastern Time,
on Wednesday, July 27, 2011, unless the Offer is extended.
Complete this Letter of Transmittal and Return by Mail, E-Mail or Fax to:
By Mail:
Grosvenor Funds
c/o BNY Mellon Alternative Investment Services
400 Bellevue Parkway
19C-0204
Wilmington, DE 19809
Phone: (866) 211-4521
By E-Mail:
grosvenordeinvservices@bnymellon.com
Please include the words “Grosvenor Funds Tender Documents” in the subject line.
By Fax:
(302) 791-2790

Letter of Transmittal — Master	Page 1

Ladies and Gentlemen:
The undersigned hereby tenders to Grosvenor Registered Multi-Strategy Master Fund, LLC, a closed-end, diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest (hereinafter the “Interest” or “Interests” as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated June 27, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Fund the Interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Interests in the Fund may be purchased.
The undersigned acknowledges that this Letter of Transmittal must be received by the Fund by either mail, e-mail of fax by 12:00 midnight, Eastern Time, on July 27, 2011, and that the method of delivery of any document is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund, to receive any Letter of Transmittal or other document.
A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Interest or portion thereof tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator. The cash payment(s) of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the proceeds to the undersigned’s account of record, or wire transferred directly to the account designated by the Investor in this Letter of Transmittal. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund’s Board of Directors.
If 95% or more of the undersigned’s Interest is tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash due pursuant to a note will also be made by wire transfer to the undersigned’s account. The undersigned recognizes that the

Letter of Transmittal — Master	Page 2

amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of September 30, 2011 (the “Valuation Date”), subject to an extension of the Offer as described in Section 8 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be made within 120 days of the Valuation Date.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.
If you do not want to sell your Interests at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you decide to tender, you are responsible for confirming that the Fund has received your documents in good order.

Letter of Transmittal — Master	Page 3

PART 1 — Name

Name of Investor:

Address of Investor:

Account Number:	Phone Number:

E-Mail Address for Confirmation of Receipt:

PART 2 — Amount of Limited Liability Company Interest in the Fund to be Tendered
Please check one:
☐	Entire limited liability company interest
☐	Portion of limited liability company interest expressed as specific dollar value: $_________

Partial tenders are subject to maintenance of a minimum limited liability company interest of at least $50,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below $50,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $50,000 capital account balance is maintained.
PART 3 — Payment
The promissory note for the purchase price will be held for you by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator.
Cash payments will be wire transferred directly to the account designated by the Investor. Cash payments wired directly to such Investor accounts may be subject upon withdrawal from the account to any fees that the institution at which the account is held would customarily assess upon the withdrawal of cash from the account.
☐	Wire the proceeds into my account already on file with the Fund.

☐	Wire the proceeds to:
Institution:

ABA Number:

Account Number:

Account Name:

For Further Credit Name:

For Further Credit Account Number:
Reference Information: Grosvenor Registered Multi-Strategy Master Fund, LLC

Letter of Transmittal — Master	Page 4

PART 4 — Signature(s)
FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date
FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Letter of Transmittal — Master	Page 5